Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2016

This Conflict Minerals Report should be read in conjunction with the definitions contained in the U.S. Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules. This Conflict Minerals Report and our conflict minerals policy are available on our web site at www.ti.com/conflictminerals. We are not incorporating by reference the contents of our web site into this Conflict Minerals Report. “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict: tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2016 (collectively, “CMs”). We designed the CM Process with the intent to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition). The design of the CM Process included the following:

•	a conflict minerals policy;
•

an organizational structure and processes intended to ensure that our direct suppliers of CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

•

a process, which uses a reporting tool developed by the Conflict-Free Sourcing Initiative (“CFSI”) and data gathered through the Conflict-Free Smelter Program (“CFSP”) (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”);

•	assessment and management of risks identified through the process described above;
•	a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process;
•	reliance on the CFSP to validate supply chain due diligence; and
•	public reporting of the results of our due diligence.

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in any Covered Country (the “Conflict Status”), is limited. Our supply chain for CMs is complex. In many cases, we are multiple steps removed from the smelter or the mine, and we depend on information from Suppliers that themselves have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the CFSP. The CFSP is a voluntary program in which an independent third party evaluates smelters’ and refiners’ procurement and inventory practices and determines whether the smelter or refiner (“Smelter”) has demonstrated that all the materials it processed originated from conflict-free sources. The CFSP is overseen by the CFSI, which was established by members of the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative. TI is a member of the EICC and CFSI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

•	communicating our CM policy to Suppliers;
•

directing Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the CFSI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•

analyzing Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency, and following up with Suppliers in an effort to obtain more information and ensure accuracy of information;

•	comparing the information received from Suppliers with the data made available by the CFSP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and
•

reviewing other source materials for Smelters that are not compliant with the CFSI (these Smelters may supply CMs to us for products other than ICs) if we were unable to determine, on the basis of the information provided by Suppliers and CFSP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

IV.	Our Findings

We have determined that all of our integrated circuits (“ICs”) 1 were conflict free. Our determination is based on the finding that all the Smelters identified to us by our Suppliers as being potentially in the supply chain for these products in 2016 supplied CMs exclusively from conflict-free sources. ICs accounted for approximately 90 percent of TI revenue in 2016.

In 2016, we continued to make progress in our due diligence efforts with regard to Smelters that are not compliant with the CFSI (these Smelters may supply CMs to us for products other than ICs). While we primarily relied on information from our first-tier suppliers, in some cases we contacted second-tier suppliers for more complete information. These communications have yielded more complete and specific information than in 2015 about the Smelters in our supply chain. That information, combined with the information available through the CFSP, has given us greater insight into the Conflict Status of CMs identified as potentially in our supply chain for 2016 as compared to the prior year.

The number of Smelters identified to us by our Suppliers as potentially in our supply chain in 2016 increased by approximately 5 percent. Of the Smelters identified for 2016, we have determined that the CMs potentially supplied to us by 80 percent of the Smelters were conflict-free, as compared with 76 percent for 2015. Another 5 percent of the Smelters identified for 2016 have committed to participate in a third-party audit of their Conflict Status. In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

We do not have complete information about the CMs in our entire supply chain. For 2016, approximately 76 percent of Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI. (Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI.) Industry efforts to collect and verify CM origin information remain incomplete. For Smelters that have committed to participate in a third-party audit of their Conflict Status, that status is currently undeterminable because the audits are not complete. The results of our due diligence, which are summarized in the charts below, reflect these limitations.

[1]

“Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames. It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

Smelter Status – Overview

IC Supply Chain

Overall Supply Chain

(including IC’s)

Smelter Status – By CM

The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto. Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

V.	Product Scope

In 2016, our products were in the following categories as described in our annual report on Form 10-K for the year ended December 31, 2016: Analog products (including High Volume Analog & Logic, Power Management, High Performance Analog and Silicon Valley Analog products); Embedded Processing products (including Processor, Microcontroller and Connectivity products); and Other products (including DLP products, custom semiconductors known as application-specific integrated circuits and calculators). For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries, including to improve our due diligence:

•	redistribute copies of our CM policy to Suppliers;
•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;
•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries;
•	encourage Suppliers to direct all Smelters in their supply chains to participate in the CFSP or a similar third-party audit program; and
•	contact various Smelters directly for information if their operating status changed, their CFSI status changed, or they have refused to participate in a CFSI audit.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report. The report by Crowe Horwath LLP is set forth as Appendix B to this Conflict Minerals Report.

[Intentionally blank]

Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2016. As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

Table 1	Total CFSP compliant Smelters: 248	Tungsten Smelters	40
		Tin Smelters	68
		Tantalum Smelters	47
		Gold Smelters	93
Table 2	Total undeterminable Smelters: 61	Tungsten Smelters	5
		Tin Smelters	15
		Tantalum Smelters	0
		Gold Smelters	41

1.	Table 1:

Listed below are the 248 Smelters identified to us by our Suppliers as potentially in our supply chain for 2016 that the CFSP has reported as compliant with its audit protocols. On that basis, we have determined that the CMs supplied by these Smelters were conflict free. The location information is as reported by the CFSP as of March 3, 2017.

*Smelters that potentially supply the CMs for our ICs.

No.	Smelter	Metal	Country Location
1.	A.L.M.T. TUNGSTEN Corp.*	Tungsten	JAPAN
2.	Asia Tungsten Products Vietnam Ltd.	Tungsten	VIETNAM
3.	Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten	CHINA
4.	Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten	CHINA
5.	Fujian Jinxin Tungsten Co., Ltd.*	Tungsten	CHINA
6.	Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten	CHINA
7.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	CHINA
8.	Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	CHINA
9.	Global Tungsten & Powders Corp.*	Tungsten	UNITED STATES
10.	Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten	CHINA
11.	H.C. Starck Smelting GmbH & Co. KG*	Tungsten	GERMANY
12.	H.C. Starck Tungsten GmbH*	Tungsten	GERMANY
13.	Hunan Chenzhou Mining Co., Ltd.*	Tungsten	CHINA
14.	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	Tungsten	CHINA
15.	Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten	CHINA
16.	Hydrometallurg, JSC*	Tungsten	RUSSIAN FEDERATION
17.	Japan New Metals Co., Ltd.*	Tungsten	JAPAN
18.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	CHINA
19.	Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	CHINA
20.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	CHINA
21.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	CHINA
22.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CHINA
23.	Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	CHINA
24.	Kennametal Fallon*	Tungsten	UNITED STATES
25.	Kennametal Huntsville*	Tungsten	UNITED STATES
26.	Malipo Haiyu Tungsten Co., Ltd.*	Tungsten	CHINA

27.	Moliren Ltd	Tungsten	RUSSIAN FEDERATION
28.	Niagara Refining LLC*	Tungsten	UNITED STATES
29.	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Tungsten	VIETNAM
30.	Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES
31.	South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CHINA
32.	Tejing (Vietnam) Tungsten Co., Ltd.*	Tungsten	VIETNAM
33.	Unecha Refractory metals plant	Tungsten	RUSSIAN FEDERATION
34.	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Tungsten	VIETNAM
35.	Wolfram Bergbau und Hütten AG*	Tungsten	AUSTRIA
36.	Woltech Korea Co., Ltd.	Tungsten	KOREA (REPUBLIC OF)
37.	Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten	CHINA
38.	Xiamen Tungsten Co., Ltd.*	Tungsten	CHINA
39.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA
40.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	Tungsten	CHINA
41.	Alpha*	Tin	UNITED STATES
42.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA
43.	China Tin Group Co., Ltd.*	Tin	CHINA
44.	Cooperativa Metalurgica de Rondônia Ltda.*	Tin	BRAZIL
45.	CV Ayi Jaya*	Tin	INDONESIA
46.	CV Dua Sekawan	Tin	INDONESIA
47.	CV Gita Pesona*	Tin	INDONESIA
48.	CV Serumpun Sebalai*	Tin	INDONESIA
49.	CV Tiga Sekawan	Tin	INDONESIA
50.	CV United Smelting*	Tin	INDONESIA
51.	CV Venus Inti Perkasa*	Tin	INDONESIA
52.	Dowa*	Tin	JAPAN
53.	Elmet S.L.U.*	Tin	SPAIN
54.	EM Vinto*	Tin	BOLIVIA
55.	Fenix Metals*	Tin	POLAND
56.	Gejiu Fengming Metallurgy Chemical Plant	Tin	CHINA
57.	Gejiu Jinye Mineral Company	Tin	CHINA
58.	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin	CHINA
59.	Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CHINA
60.	HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA
61.	Jiangxi Ketai Advanced Material Co., Ltd.*	Tin	CHINA
62.	Magnu's Minerais Metais e Ligas Ltda.*	Tin	BRAZIL
63.	Malaysia Smelting Corporation (MSC)*	Tin	MALAYSIA
64.	Melt Metais e Ligas S.A.*	Tin	BRAZIL
65.	Metallic Resources, Inc.*	Tin	UNITED STATES
66.	Metallo-Chimique N.V.*	Tin	BELGIUM
67.	Mineração Taboca S.A.*	Tin	BRAZIL
68.	Minsur*	Tin	PERU
69.	Mitsubishi Materials Corporation*	Tin	JAPAN
70.	O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	THAILAND

71.	O.M. Manufacturing Philippines, Inc.*	Tin	PHILIPPINES
72.	Operaciones Metalurgical S.A.*	Tin	BOLIVIA
73.	PT Aries Kencana Sejahtera*	Tin	INDONESIA
74.	PT Artha Cipta Langgeng*	Tin	INDONESIA
75.	PT ATD Makmur Mandiri Jaya*	Tin	INDONESIA
76.	PT Babel Inti Perkasa*	Tin	INDONESIA
77.	PT Bangka Prima Tin*	Tin	INDONESIA
78.	PT Bangka Tin Industry*	Tin	INDONESIA
79.	PT Belitung Industri Sejahtera*	Tin	INDONESIA
80.	PT Bukit Timah*	Tin	INDONESIA
81.	PT Cipta Persada Mulia*	Tin	INDONESIA
82.	PT DS Jaya Abadi*	Tin	INDONESIA
83.	PT Eunindo Usaha Mandiri*	Tin	INDONESIA
84.	PT Inti Stania Prima*	Tin	INDONESIA
85.	PT Justindo*	Tin	INDONESIA
86.	PT Karimun Mining	Tin	INDONESIA
87.	PT Kijang Jaya Mandiri	Tin	INDONESIA
88.	PT Mitra Stania Prima*	Tin	INDONESIA
89.	PT O.M. Indonesia	Tin	INDONESIA
90.	PT Panca Mega Persada*	Tin	INDONESIA
91.	PT Prima Timah Utama*	Tin	INDONESIA
92.	PT Refined Bangka Tin*	Tin	INDONESIA
93.	PT Sariwiguna Binasentosa*	Tin	INDONESIA
94.	PT Stanindo Inti Perkasa*	Tin	INDONESIA
95.	PT Sukses Inti Makmur*	Tin	INDONESIA
96.	PT Sumber Jaya Indah*	Tin	INDONESIA
97.	PT Timah (Persero) Tbk Kundur*	Tin	INDONESIA
98.	PT Timah (Persero) Tbk Mentok*	Tin	INDONESIA
99.	PT Tinindo Inter Nusa*	Tin	INDONESIA
100.	PT Tommy Utama*	Tin	INDONESIA
101.	PT Wahana Perkit Jaya*	Tin	INDONESIA
102.	Resind Indústria e Comércio Ltda.*	Tin	BRAZIL
103.	Rui Da Hung*	Tin	TAIWAN
104.	Soft Metais Ltda.*	Tin	BRAZIL
105.	Thaisarco*	Tin	THAILAND
106.	VQB Mineral and Trading Group JSC*	Tin	VIETNAM
107.	White Solder Metalurgia e Mineração Ltda.*	Tin	BRAZIL
108.	Yunnan Tin Company Limited*	Tin	CHINA
109.	Changsha South Tantalum Niobium Co., Ltd.*	Tantalum	CHINA
110.	Conghua Tantalum and Niobium Smeltry*	Tantalum	CHINA
111.	D Block Metals, LLC*	Tantalum	UNITED STATES
112.	Duoluoshan*	Tantalum	CHINA
113.	Exotech Inc.*	Tantalum	UNITED STATES
114.	F&X Electro-Materials Ltd.*	Tantalum	CHINA
115.	FIR Metals & Resource Ltd.	Tantalum	CHINA

116.	Global Advanced Metals Aizu*	Tantalum	JAPAN
117.	Global Advanced Metals Boyertown*	Tantalum	UNITED STATES
118.	Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum	CHINA
119.	H.C. Starck Co., Ltd.*	Tantalum	THAILAND
120.	H.C. Starck Hermsdorf GmbH*	Tantalum	GERMANY
121.	H.C. Starck Inc.*	Tantalum	UNITED STATES
122.	H.C. Starck Ltd.*	Tantalum	JAPAN
123.	H.C. Starck Smelting GmbH & Co. KG*	Tantalum	GERMANY
124.	H.C. Starck Surface Technology and Ceramic Powders GmbH*	Tantalum	GERMANY
125.	H.C. Starck Tantalum and Niobium GmbH*	Tantalum	GERMANY
126.	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum	CHINA
127.	Hi-Temp Specialty Metals, Inc.*	Tantalum	UNITED STATES
128.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
129.	Jiangxi Tuohong New Raw Material	Tantalum	CHINA
130.	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	CHINA
131.	Jiujiang Nonferrous Metals Smelting Company Limited*	Tantalum	CHINA
132.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
133.	KEMET Blue Metals	Tantalum	MEXICO
134.	KEMET Blue Powder	Tantalum	UNITED STATES
135.	King-Tan Tantalum Industry Ltd.	Tantalum	CHINA
136.	LSM Brasil S.A.*	Tantalum	BRAZIL
137.	Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA
138.	Mineração Taboca S.A.*	Tantalum	BRAZIL
139.	Mitsui Mining and Smelting Co., Ltd.*	Tantalum	JAPAN
140.	Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	CHINA
141.	NPM Silmet AS	Tantalum	ESTONIA
142.	Plansee SE Liezen*	Tantalum	AUSTRIA
143.	Plansee SE Reutte*	Tantalum	AUSTRIA
144.	Power Resources Ltd.	Tantalum	MACEDONIA
145.	QuantumClean	Tantalum	UNITED STATES
146.	Resind Indústria e Comércio Ltda.	Tantalum	BRAZIL
147.	Solikamsk Magnesium Works OAO*	Tantalum	RUSSIAN FEDERATION
148.	Taki Chemical Co., Ltd.*	Tantalum	JAPAN
149.	Telex Metals*	Tantalum	UNITED STATES
150.	Tranzact, Inc.	Tantalum	UNITED STATES
151.	Ulba Metallurgical Plant JSC*	Tantalum	KAZAKHSTAN
152.	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA
153.	RFH Tantalum Smeltry Co., Ltd.	Tantalum	CHINA
154.	Yichun Jin Yang Rare Metal Co., Ltd.*	Tantalum	CHINA
155.	Zhuzhou Cemented Carbide Group Co., Ltd.*	Tantalum	CHINA
156.	Advanced Chemical Company	Gold	UNITED STATES
157.	Aida Chemical Industries Co., Ltd.*	Gold	JAPAN
158.	Al Etihad Gold LLC	Gold	UNITED ARAB EMIRATES
159.	Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold	GERMANY
160.	Almalyk Mining and Metallurgical Complex (AMMC)*	Gold	UZBEKISTAN

161.	AngloGold Ashanti Córrego do Sítio Mineração*	Gold	BRAZIL
162.	Argor-Heraeus S.A.*	Gold	SWITZERLAND
163.	Asahi Pretec Corp.*	Gold	JAPAN
164.	Asahi Refining Canada Ltd.*	Gold	CANADA
165.	Asahi Refining USA Inc.*	Gold	UNITED STATES
166.	Asaka Riken Co., Ltd.*	Gold	JAPAN
167.	AU Traders and Refiners	Gold	SOUTH AFRICA
168.	Aurubis AG*	Gold	GERMANY
169.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold	PHILIPPINES
170.	Boliden AB*	Gold	SWEDEN
171.	C. Hafner GmbH + Co. KG*	Gold	GERMANY
172.	CCR Refinery - Glencore Canada Corporation*	Gold	CANADA
173.	Chimet S.p.A.*	Gold	ITALY
174.	Daejin Indus Co., Ltd.	Gold	KOREA (REPUBLIC OF)
175.	DODUCO GmbH*	Gold	GERMANY
176.	Dowa*	Gold	JAPAN
177.	DSC (Do Sung Corporation)	Gold	KOREA (REPUBLIC OF)
178.	Eco-System Recycling Co., Ltd.*	Gold	JAPAN
179.	Elemetal Refining, LLC*	Gold	UNITED STATES
180.	Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES
181.	Heimerle + Meule GmbH*	Gold	GERMANY
182.	Heraeus Metals Hong Kong Ltd.*	Gold	CHINA
183.	Heraeus Precious Metals GmbH & Co. KG*	Gold	GERMANY
184.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	CHINA
185.	Ishifuku Metal Industry Co., Ltd.*	Gold	JAPAN
186.	Istanbul Gold Refinery*	Gold	TURKEY
187.	Japan Mint*	Gold	JAPAN
188.	Jiangxi Copper Co., Ltd.*	Gold	CHINA
189.	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Gold	RUSSIAN FEDERATION
190.	JSC Uralelectromed*	Gold	RUSSIAN FEDERATION
191.	JX Nippon Mining & Metals Co., Ltd.*	Gold	JAPAN
192.	Kazzinc*	Gold	KAZAKHSTAN
193.	Kennecott Utah Copper LLC*	Gold	UNITED STATES
194.	Kojima Chemicals Co., Ltd.*	Gold	JAPAN
195.	Korea Zinc Co., Ltd.	Gold	KOREA (REPUBLIC OF)
196.	Kyrgyzaltyn JSC*	Gold	KYRGYZSTAN
197.	LS-NIKKO Copper Inc.*	Gold	KOREA (REPUBLIC OF)
198.	Materion*	Gold	UNITED STATES
199.	Matsuda Sangyo Co., Ltd.*	Gold	JAPAN
200.	Metalor Technologies (Hong Kong) Ltd.*	Gold	CHINA
201.	Metalor Technologies (Singapore) Pte., Ltd.*	Gold	SINGAPORE
202.	Metalor Technologies (Suzhou) Ltd.	Gold	CHINA
203.	Metalor Technologies S.A.*	Gold	SWITZERLAND
204.	Metalor USA Refining Corporation*	Gold	UNITED STATES
205.	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Gold	MEXICO

206.	Mitsubishi Materials Corporation*	Gold	JAPAN
207.	Mitsui Mining and Smelting Co., Ltd.*	Gold	JAPAN
208.	MMTC-PAMP India Pvt., Ltd.*	Gold	INDIA
209.	Moscow Special Alloys Processing Plant*	Gold	RUSSIAN FEDERATION
210.	Nadir Metal Rafineri San. Ve Tic. A.*	Gold	TURKEY
211.	Nihon Material Co., Ltd.*	Gold	JAPAN
212.	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold	AUSTRIA
213.	Ohura Precious Metal Industry Co., Ltd.*	Gold	JAPAN
214.	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	Gold	RUSSIAN FEDERATION
215.	OJSC Novosibirsk Refinery*	Gold	RUSSIAN FEDERATION
216.	PAMP S.A.*	Gold	SWITZERLAND
217.	Prioksky Plant of Non-Ferrous Metals*	Gold	RUSSIAN FEDERATION
218.	PT Aneka Tambang (Persero) Tbk*	Gold	INDONESIA
219.	PX Précinox S.A.*	Gold	SWITZERLAND
220.	Rand Refinery (Pty) Ltd.*	Gold	SOUTH AFRICA
221.	Republic Metals Corporation*	Gold	UNITED STATES
222.	Royal Canadian Mint*	Gold	CANADA
223.	Samduck Precious Metals*	Gold	KOREA (REPUBLIC OF)
224.	SAXONIA Edelmetalle GmbH	Gold	GERMANY
225.	Schone Edelmetaal B.V.*	Gold	NETHERLANDS
226.	SEMPSA Joyería Platería S.A.*	Gold	SPAIN
227.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	CHINA
228.	Sichuan Tianze Precious Metals Co., Ltd.*	Gold	CHINA
229.	Singway Technology Co., Ltd.*	Gold	TAIWAN
230.	SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold	RUSSIAN FEDERATION
231.	Solar Applied Materials Technology Corp.*	Gold	TAIWAN
232.	Sumitomo Metal Mining Co., Ltd.*	Gold	JAPAN
233.	T.C.A S.p.A*	Gold	ITALY
234.	Tanaka Kikinzoku Kogyo K.K.*	Gold	JAPAN
235.	The Refinery of Shandong Gold Mining Co., Ltd.*	Gold	CHINA
236.	Tokuriki Honten Co., Ltd.*	Gold	JAPAN
237.	Torecom*	Gold	KOREA (REPUBLIC OF)
238.	Umicore Brasil Ltda.*	Gold	BRAZIL
239.	Umicore Precious Metals Thailand*	Gold	THAILAND
240.	Umicore S.A. Business Unit Precious Metals Refining*	Gold	BELGIUM
241.	United Precious Metal Refining, Inc.*	Gold	UNITED STATES
242.	Valcambi S.A.*	Gold	SWITZERLAND
243.	Western Australian Mint trading as The Perth Mint*	Gold	AUSTRALIA
244.	WIELAND Edelmetalle GmbH	Gold	GERMANY
245.	Yamamoto Precious Metal Co., Ltd.*	Gold	JAPAN
246.	Yokohama Metal Co., Ltd.*	Gold	JAPAN
247.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold	CHINA
248.	Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold	CHINA

2.	Table 2:

Listed below are the 61 Smelters identified to us by our Suppliers as potentially in our supply chain for 2016 that have processed CMs of undeterminable origin. “Active” means the Smelter has committed to participate in a third-party audit of its Conflict Status, as reported by the CFSP. The location information and “Active” status are as reported by the CFSP as of March 3, 2017.

No.	Smelter	Metal	Country	Active
1.	ACL Metais Eireli	Tungsten	BRAZIL
2.	Dayu Weiliang Tungsten Co., Ltd.	Tungsten	CHINA
3.	Ganzhou Yatai Tungsten Co., Ltd.	Tungsten	CHINA
4.	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten	CHINA
5.	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA
6.	An Thai Minerals Co., Ltd.	Tin	VIETNAM
7.	An Vinh Joint Stock Mineral Processing Company	Tin	VIETNAM
8.	CNMC (Guangxi) PGMA Co., Ltd.	Tin	CHINA
9.	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	Tin	VIETNAM	√
10.	Estanho de Rondônia S.A.	Tin	BRAZIL
11.	Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA	√
12.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA	√
13.	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA
14.	Huichang Jinshunda Tin Co., Ltd.	Tin	CHINA
15.	Modeltech Sdn Bhd	Tin	MALAYSIA	√
16.	Nankang Nanshan Tin Manufactory Co., Ltd.	Tin	CHINA	√
17.	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM
18.	Phoenix Metal Ltd.	Tin	RWANDA
19.	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM
20.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA	√
21.	Abington Reldan Metals, LLC	Gold	UNITED STATES	√
22.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY
23.	Bangalore Refinery	Gold	INDIA	√
24.	Caridad	Gold	MEXICO
25.	Cendres + Métaux S.A.	Gold	SWITZERLAND	√
26.	Chugai Mining	Gold	JAPAN
27.	Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA
28.	Gansu Seemine Material Hi-Tech Co., Ltd.	Gold	CHINA
29.	GCC Gujrat Gold Centre Pvt. Ltd.	Gold	INDIA
30.	Geib Refining Corporation	Gold	UNITED STATES	√
31.	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA
32.	Guangdong Jinding Gold Limited	Gold	CHINA
33.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CHINA
34.	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA
35.	Hunan Chenzhou Mining Co., Ltd.	Gold	CHINA
36.	HwaSeong CJ CO., LTD.	Gold	KOREA (REPUBLIC OF)
37.	Kaloti Precious Metals	Gold	UNITED ARAB EMIRATES
38.	Kazakhmys Smelting LLC	Gold	KAZAKHSTAN

39.	KGHM Polska Mied? Spó?ka Akcyjna	Gold	POLAND	√
40.	L'azurde Company For Jewelry	Gold	SAUDI ARABIA
41.	Lingbao Gold Co., Ltd.	Gold	CHINA
42.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CHINA
43.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA
44.	Modeltech Sdn Bhd	Gold	MALAYSIA	√
45.	Morris and Watson	Gold	NEW ZEALAND
46.	Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN	√
47.	Penglai Penggang Gold Industry Co., Ltd.	Gold	CHINA
48.	Remondis Argentia B.V.	Gold	NETHERLANDS
49.	SAAMP	Gold	FRANCE
50.	Sabin Metal Corp.	Gold	UNITED STATES
51.	SAFINA A.S.	Gold	CZECH REPUBLIC
52.	Sai Refinery	Gold	INDIA
53.	Samwon Metals Corp.	Gold	KOREA (REPUBLIC OF)
54.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CHINA
55.	So Accurate Group, Inc.	Gold	UNITED STATES AMERICA
56.	Sudan Gold Refinery	Gold	SUDAN
57.	Tongling Nonferrous Metals Group Co., Ltd.	Gold	CHINA
58.	Tony Goetz NV	Gold	BELGIUM	√
59.	TOO Tau-Ken-Altyn	Gold	KAZAKHSTAN
60.	Universal Precious Metals Refining Zambia	Gold	ZAMBIA
61.	Yunnan Copper Industry Co., Ltd.	Gold	CHINA

Appendix B

Independent Private Sector Auditor Report

INDEPENDENT AUDITOR’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated

Dallas, Texas

We have examined:

•

whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report for the reporting period from January 1, 2016 through December 31, 2016, is in conformity, in all material respects, with the criteria set forth in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 (“OECD Due Diligence Guidance”), and

•

whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2016 through December 31, 2016, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;
•	The completeness of the Company’s description of the due diligence measures performed;
•	The suitability of the design or operating effectiveness of the Company’s due diligence process;
•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;
•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or
•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion,

•

the design of the Company’s due diligence framework for the reporting period from January 1, 2016 through December 31, 2016, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•

the Company’s description of the due diligence measures it performed as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2016 through December 31, 2016, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ Crowe Horwath LLP

Dallas, Texas

April 28, 2017